EXHIBITS TO BE FILED BY EDGAR



Exhibits:

1          --Form of Underwriting Agreement.
4-A        --Form of Debenture Indenture.
4-B        --Form of Officer's Certificate establishing terms of Debentures.
5-A        --Opinion of Thelen Reid & Priest LLP.
5-B        --Opinion of Ryan, Russell, Ogden & Seltzer LLP.
12-B       --Statement Showing Computation of Consolidated Ratio of Earnings
               to Fixed Charges for the Six Months Ended June 30, 2000.
12-C       --Statement Showing Computation of Consolidated Ratio of Earnings
               to Fixed Charges for the Twelve Months Ended June 30, 2000.
23-C       --Consent of PricewaterhouseCoopers LLP.
25         --Statement of Eligibility of Trustee under the Trust Indenture
               Act of 1939.